EXHIBIT 25.2


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ----------------------

                                       FORM T-1
                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE
                                 ----------------------
                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                  SECTION 305(b)(2)
                                 ----------------------
                                 Marine Midland Bank
                 (Exact name of trustee as specified in its charter)

           New York                              16-1057879
          (Jurisdiction of incorporation       (I.R.S. Employer
           or organization if not a U.S.        Identification No.)
           national bank)

           140 Broadway, New York, N.Y.           10005-1180
           (212) 658-1000                          (Zip Code)
           (Address of principal executive offices)

                                     Eric Parets
                                Senior Vice President
                                     140 Broadway
                            New York, New York 10005-1180
                                 Tel: (212) 658-6560
              (Name, address and telephone number of agent for service)

                                    BRUNO'S, INC.
                  (Exact name of obligor as specified in its charter)

           Alabama                                    63-0411801
          (State or other jurisdiction               (I.R.S. Employer
           of incorporation or organization)          Identification No.)

           800 Lakeshore Parkway
           Birmingham, Alabama                              35211
           (205) 940-9400                                 (Zip Code)
          (Address of principal executive offices)

                            Subordinated Debt Securities
                           (Title of Indenture Securities)








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                                       General
         Item 1. General Information.
                 --------------------

                  Furnish the following information as to the trustee:

              (a) Name and address of each examining or supervisory authority to which it is subject.

                  State of New York Banking Department.

                  Federal Deposit Insurance Corporation, Washington, D.C.

                  Board of Governors of the Federal Reserve System, Washington, D.C.

              (b) Whether it is authorized to exercise corporate trust powers.

                       Yes.

         Item 2. Affiliations with Obligor.
                 --------------------------

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                       None



































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         Item 16.  List of Exhibits.
                   -----------------


         Exhibit
         -------

         T1A(i)                       *    -   Copy of the Organization
                                               Certificate of Marine
                                               Midland Bank.

         T1A(ii)                      *    -   Certificate of the State of
                                               New York Banking Department
                                               dated December 31, 1993 as
                                               to the authority of Marine
                                               Midland Bank to commence
                                               business.

         T1A(iii)                          -   Not applicable.

         T1A(iv)                      *    -   Copy of the existing By-Laws
                                               of Marine Midland Bank as
                                               adopted on January 20, 1994.

         T1A(v)                            -   Not applicable.

         T1A(vi)                      *    -   Consent of Marine Midland
                                               Bank required by Section
                                               321(b) of the Trust
                                               Indenture Act of 1939.

         T1A(vii)                          -   Copy of the latest report of
                                               condition of the trustee
                                               (March 31, 1995), published
                                               pursuant to law or the
                                               requirement of its
                                               supervisory or examining
                                               authority.

         T1A(viii)                         -   Not applicable.

         T1A(ix)                           -   Not applicable.


              * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.















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                                      SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 11th day of July, 1995.



                                               MARINE MIDLAND BANK


                                               By:
                                                  --------------------------
                                                    Richard G. Pittius
                                                    Corporate Trust Officer





































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                                                  Exhibit T1A(vii)


         This form is for use by State Banks only. It should be used for publication purposes only, and should not be returned to the FDIC.

            Federal Reserve Bank
            Administrator of State Banks


         REPORT OF CONDITION

         Consolidated Report of Condition of Marine Midland Bank of Buffalo, New York and Foreign and Domestic Subsidiaries, a member of the Federal Reserve Sytem, at the close of business on March 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

         ASSETS
                                                                   Thousands
                                                                   of dollars
         Cash and balances due from depository
         institutions:

            Noninterest-bearing balances
            currency and coin......................       $974,096
            Interest-bearing balances .............        897,640
            Held-to-maturity securities............      2,095,379
            Available-for-sale securities..........         43,753

         Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

            Federal funds sold.....................        782,000
            Securities purchased under
            agreements to resell...................        317,383

         Loans and lease financing receivables:

            Loans and leases net of unearned
            income.........................       12,647,803

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            LESS: Allowance for loan and lease
            losses...........................        540,156
            LESS: Allocated transfer risk reserve          0

            Loans and lease, net of unearned
            income, allowance, and reserve.........     12,107,64
            Trading assets.........................       399,701
            Premises and fixed assets (including
            capitalized leases)....................       182,043

         Other real estate owned...................         21,078
         Investments in unconsolidated
         subsidiaries and associated companies.....              0
         Customers' liability to this bank on
         acceptances outstanding...................         20,189
         Intangible assets.........................         61,282
         Other assets..............................        656,014
         Total assets..............................     18,558,205


         LIABILITIES

         Deposits:
            In domestic offices....................     12,873,835

            Noninterest-bearing..................  2,935,310
            Interest-bearing.....................  9,938,525

         In foreign offices, Edge, and Agreement
         subsidiaries, and IBFs..................        2,509,707

            Noninterest-bearing..................          0
            Interest-bearing.....................  2,509,707

         Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

            Federal funds purchased.............           412,770
            Securities sold under agreements to
            repurchase..........................           325,438
         Demand notes issued to the U.S. Treasury           94,586
         Trading Liabilities.....................           80,731

         Other borrowed money:

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            With original maturity of one year
            or less.............................           43,408
            With original maturity of more than
            one year............................                0
         Mortgage indebtedness and obligations
         under capitalized leases...............           38,288
         Bank's liability on acceptances
         executed and outstanding...............           20,189
         Subordinated notes and debentures......          225,000
         Other liabilities......................          413,450
         Total liabilities......................       17,037,402
         Limited-life preferred stock and
         related surplus........................                0

         EQUITY CAPITAL

         Perpetual preferred stock and related
         surplus................................                0
         Common Stock...........................          185,000
         Surplus................................        1,758,098
         Undivided profits and capital reserves.         (422,295)
         Net unrealized holding gains (losses)
         on available-for-sale securities.......                0
         Cumulative foreign currency translation
         adjustments.............................               0
         Total equity capital....................       1,520,803
         Total liabilities, limited-life.........
         preferred stock, and equity capital.....      18,558,205


         I, Gerald A. Ronning, Exec. Vice President & Controller of the above-named bank hereby declare that (Name and title of officer authorized to sign report) this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

         /s/ Harold A. Ronning
         Signature of officer authorized to sign
         report


         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been preapared in conformance with the instructions

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         issued by the Board of Governors of the Federal Reserve
         System and  is true and  correct.


                                                /s/ James H. Cleave
                                                           Director

                                                  /s/ B. J. Kennedy
                                                           Director

                                                 /s/ Henry J. Nowak
                                                           Director